                                                                   EXHIBIT 10.10

                                                                     EXHIBIT F-2
                                                           [address of property]




                                    [FORM OF]
                                   SUBLEASE(1)

            SUBLEASE (this "Sublease"), made as of the _____ day of _____, 2002, between _____, a _____ [entity type] having its principal office at _____ (hereinafter called "Sublessor"), and _____, a _____ corporation with an office at _____ (hereinafter called "Sublessee").

                                   WITNESSETH:

            WHEREAS, by lease dated _____, as amended by _____ and supplemented by _____ (the lease and all amendments and supplements thereto together called the "Prime Lease"), Sublessor leases from _____ (the "Landlord") _____ [floor(s)] (the "Prime Lease Premises") in the building known as _____ [insert full street address] (the "Building"), for a term expiring _____; and

            WHEREAS Sublessee desires to sublease a portion of the Prime Lease Premises from Sublessor.

            NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, Sublessor and Sublessee stipulate, covenant and agree as follows (capitalized terms of art used and not specifically defined herein shall have the meanings ascribed in the Prime Lease):

            1. Subleased Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, a portion of the Prime Lease Premises, stipulated to be _____ square feet of rentable area on the _____ floor(s), being substantially as indicated on the floor plan(s) annexed hereto as Exhibit A and made part hereof (the "Subleased Premises").

            2. Term. [(a)] The term ("Term") of this Sublease shall commence on [insert date of the Closing, as defined in the Rollup Agreement] _____ (hereinafter referred


----------

      (1) This Sublease is the form for Subleased Premises in the United States, and will be modified for Subleased Premises in countries other than the United States (with the appropriate entities as Sublessor and Sublessee thereunder), as reasonably agreed upon by the parties and as necessary to comply with local law and custom.

to as the "Commencement Date") and expire (subject to sooner termination as hereinafter provided) on _____ [one day prior to the expiration date of the current term (i.e., exclusive of any extant renewal options) of the Prime Lease or such earlier date, if any, which would be the date on which the Prime Lease could be sooner terminated pursuant to a specific termination option(excluding a termination option in the event of Casualty or Condemnation, as hereinafter defined) afforded Sublessor, as Tenant under the Prime Lease, and not conditioned on the payment of any monies (in the nature of a termination payment) by Sublessor to Landlord (irrespective of whether the Sublessor actually exercises such termination option).

            [ADD THE FOLLOWING PARAGRAPH TO SUBLEASES COVERING SUBLEASED PREMISES WHERE [MCS], AS OF JULY 1, 2001, HAD 25 OR FEWER EMPLOYEES AND THEN OCCUPIED SPACE (NOW COMPRISING THE SUBLEASED PREMISES) THAT CONSTITUTED 25% OR LESS OF THE PRIME LEASE PREMISES.]

            [(b) Sublessee shall have the right to terminate this Sublease on not less than 60 days' prior written notice given to Sublessor, and, in the event Sublessee gives such termination notice to Sublessor, this Sublease shall expire on the termination date specified in said notice, with the same force and effect as if such date were originally provided herein as the expiration date of the Term.]

            3. Uses. To the extent permitted by the Prime Lease, Sublessee shall only use and occupy the Subleased Premises for general office and administrative purposes, including the operation of computer and telecommunications equipment, and for such operations and uses (permitted by the Prime Lease) as were conducted in the Subleased Premises by Sublessor during the one year period prior to the date hereof, but for no other purpose except (to the extent permitted under the terms of the Prime Lease) as may be reasonably agreed upon in writing by Sublessor and Sublessee. Nothing in this paragraph shall require Sublessee to use and occupy the Subleased Premises, except to the extent Sublessor is required to use or occupy same under the terms of the Prime Lease.

            4. Entry by Sublessor. Sublessor may enter upon the Subleased Premises at all reasonable times, on reasonable prior notice, to examine the condition thereof, but such right shall be exercised in such reasonable manner as will not interfere with the conduct of Sublessee's business.

            5. Fixed Rent; Additional Rent. (a) Sublessee shall pay to Sublessor as Fixed Rent, an amount equal to "Sublessee's Pro Rata Share" (hereby defined as being _____%, which represents the decimal equivalent of a fraction the numerator of which is the agreed-upon rentable square footage of the Subleased Premises, and the denominator of which is the rentable square footage of the Prime Lease Premises, and which Sublessee's Pro Rata Share shall be subject to adjustment (as and when required pursuant to the provisions hereof) of the annual [fixed] rent payable during corresponding periods under the Prime Lease. Currently, the [fixed] rent payable under the Prime Lease is at the rate of $_____ per annum, and Sublessee's Pro Rata Share thereof to be paid as Fixed Rent hereunder is at the rate of $_____ per annum ($_____ per month). In the event, however, that the rentable square footage of the Subleased Premises shall change, or the [fixed] rent payable from time to time under the Prime Lease shall change during the Term hereof (e.g., either pursuant to specific provisions of the Prime Lease or because Sublessor has leased additional space or ceased (because of either temporary or permanent condemnation, damage or destruction or other event, which cessation shall be accomplished in a manner that does not distort or adversely prejudice sums payable by Sublessee hereunder) leasing space which formed part of the Prime Lease Premises), Sublessee's Pro Rata Share (and the Fixed Rent payable by Sublessee hereunder) shall be adjusted accordingly, effective as of the date of such change, notification of which shall be promptly given by Sublessor to Sublessee.

            (b) All Fixed Rent shall be paid [insert same provisions as exist in Prime Lease with respect to timing of payment of fixed rent thereunder, e.g., in equal monthly installments in advance on the first day of each and every calendar month of the Term hereof or such other manner of payment as provided in the Prime Lease], commencing on the Commencement Date hereof; provided, however, that if the Commencement Date (or if the date on which the Term of this Sublease shall expire or sooner terminate) shall be other than the first day (or last day) of a [calendar month or applicable period], then Sublessee shall pay prorated Fixed Rent for such [partial calendar month or applicable period] occurring within the Term hereof. All rent payments (of Fixed Rent and additional rent, hereinafter referred to) shall be payable to and delivered to _____, or such other place as Sublessor may designate by 30 days' prior written notice to Sublessee.

            (c) In addition to Sublessee's Pro Rata Share of those items otherwise addressed in this Sublease (e.g., [any real estate taxes, operating expenses, air conditioning charges, condenser water charges, electricity charges], as such terms are defined in the Prime Lease), Sublessee shall pay to Sublessor, as additional rent, (i) Sublessee's Pro Rata Share of all additional rent payable by Sublessor under the Prime Lease, to the extent allocable to the portion of the Prime Lease Premises constituting the Subleased Premises (excluding therefrom, however, all such additional rent to the extent payable by reason of any breach by Sublessor of, or Sublessor's failure to timely perform or observe, Sublessor's obligations as Tenant under the Prime Lease other than those which Sublessee is required to perform hereunder), (ii) all fees, charges and other amounts, if any, required under the terms of the Prime Lease to be paid (and paid) by Sublessor to Landlord on account of any default by Sublessee under this Sublease or the Prime Lease, and
(iii) all fees, charges and other amounts, if any, assessed by Landlord, pursuant to the terms of the Prime Lease, against (and paid by) Sublessor (as lessee under the Prime Lease) on account of and as a direct and sole result of any equipment or operations of Sublessee or its sublessees or licensees within the Building (excluding utility charges and any other charges, which are separately addressed herein).

            (d) All Fixed Rent, additional rent and other charges payable by Sublessee pursuant to this Sublease shall be paid in lawful money of the United States of America, without any deduction, set-off or abatement whatsoever, except as may hereinafter be specifically provided.

            (e) All costs and expenses and other amounts which Sublessee agrees to pay, pursuant to the provisions of this Sublease, shall be deemed additional rent, and in the event of nonpayment, Sublessor shall have the rights and remedies herein provided for in the case of nonpayment of Fixed Rent required by the Prime Lease.

            [THE ABOVE WILL BE MODIFIED AS REQUIRED BY THE PRIME LEASE.]

            (f) If Sublessor shall receive from Landlord a refund or credit adjustment to subsequent payments of rent or additional rent payable under the Prime lease on account of any rent or additional rent under the Prime Lease paid by Sublessor for which Sublessee has paid any rent or additional rent under this Sublease, Sublessor shall (not later than 30 days after receipt of such refund or credit from Landlord) notify Sublessee thereof, and the refund or credit adjustment so received by Sublessor under the Prime Lease shall be equitably apportioned (on a per diem basis) and allocated to the periods for which the refund or credit under the Prime Lease applies; and if Sublessee has paid rent or additional rent under this Sublease allocable to the rent or additional rent under the Prime Lease and the Period(s) to which the refund or credit under the Prime Lease applies, then Sublessor shall (not later than 30 days after receipt of such refund or credit from Landlord) make an appropriate refund (or, if fixed rent or additional rent remains to be paid under this Sublease, at Sublessor's election, a rent credit against the fixed rent and additional rent next becoming due under this Sublease). Upon Sublessee's request made from time to time, Sublessor shall afford Sublessee the right to inspect and make copies of Sublessor's pertinent records relating to rent and additional rent paid by Sublessor under the Prime Lease, based on which Sublessee was billed and paid Fixed Rent and additional rent hereunder, and to receive a refund or credit as provided above if any audit discloses that Sublessor overcharged Sublessee for such rent or additional rent, or failed to remit to Sublessee a refund or credit as provided above. Further, in the event Sublessor shall receive from Landlord an abatement of rent or additional rent payable pursuant to the Prime Lease, such abatement to the extent allocable to the Subleased Premises shall be afforded Sublessee with respect to Fixed Rent and additional rent payable hereunder by Sublessee for the corresponding period(s) of the abatement. The provisions of this paragraph shall survive the expiration or termination of this Sublease.

            (g) THE PROVISIONS OF THIS SUBPARAGRAPH (g) ARE PERSONAL TO THE NAMED SUBLESSEE AND ITS AFFILIATES, WHICH SHALL SUCCEED TO SUBLESSEE'S INTEREST HEREUNDER. IN THE EVENT THE SERVICE LEVEL AGREEMENT AND/OR THE TRANSITION SERVICES AGREEMENT (AS SUCH TERMS ARE DEFINED IN THE ROLLUP AGREEMENT, HEREINAFTER, COLLECTIVELY, THE "AGREEMENTS") PROVIDE THAT SUBLESSOR IS REQUIRED TO PROVIDE SPECIFIED SERVICES TO THE SUBLEASED PREMISES ("AGREEMENTS' SERVICES") TO THE SUBLEASED PREMISES (OVER AND ABOVE THOSE PROVIDED BY THE LANDLORD OR SPECIFICALLY PROVIDED HEREIN TO BE PROVIDED BY SUBLESSOR) WITH PAYMENT THEREFOR TO BE MADE BY SUBLESSEE IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENTS, NO CHARGE FOR SUCH AGREEMENTS' SERVICES SHALL BE MADE PURSUANT TO THIS SUBLEASE (WHETHER AS PART OF THE FIXED RENT OR ADDITIONAL RENT PAYABLE HEREUNDER OR OTHERWISE). (IT IS THE INTENTION OF THE PARTIES THAT THERE SHALL BE NO "DOUBLE BILLING" FOR SERVICES PROVIDED PURSUANT TO THIS SUBLEASE, AND THE AGREEMENTS' SERVICES PROVIDED PURSUANT TO THE SERVICE LEVEL AGREEMENT OR THE MASTER TRANSITION SERVICES AGREEMENT.)

            [SEE PAGES FOLLOWING THE SIGNATURE PAGE HEREOF FOR EXAMPLES OF REAL ESTATE TAXES, OPERATING EXPENSES, AIR CONDITIONING, CONDENSER WATER CHARGE AND ELECTRICITY PARAGRAPHS WHICH MAY BE ADAPTED TO REFLECT PRIME LEASE PROVISIONS.]

            6. Preparation for Occupancy. [THIS PARAGRAPH IS SUBJECT TO CONFORMANCE WITH APPLICABLE PROVISIONS OF THE ROLLUP AGREEMENT, INCLUDING
SCHEDULE 9.10 THEREOF RELATING TO REAL ESTATE MATTERS.] At the commencement of the Term, Sublessee shall accept the Subleased Premises in their then "as is" condition in all respects and Sublessor shall not be required to perform work of any kind or nature. [All of Sublessor's furniture, fixtures and equipment located in the Subleased Premises on the date hereof, the ownership of which has not been transferred to Sublessee prior to or on the date hereof (hereinafter referred to as the "Furniture/Furnishings"), shall remain the property of Sublessor; however (but subject to the applicable terms of the Agreements), Sublessee shall have the right to use such Furniture/Furnishings throughout the Term hereof.] Sublessee shall also have the right, throughout the Term hereof (but subject to the applicable terms of the Agreements, to continue to use (to the extent used for such purpose prior to the date hereof), any existing microwave, satellite or other antenna communication systems owned by Sublessor and located in or on the Building needed to operate existing (on the date hereof) equipment in the Subleased Premises (and replacements of and additions to such equipment).

            7. Subordination. This Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Prime Lease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease to enumerate all of the rights and obligations of the various parties under the Prime Lease and specifically to allocate those rights and obligations in this Sublease. Accordingly, in order to afford to Sublessee the benefits of this Sublease and of those provisions of the Prime Lease which by their nature are intended to benefit the party in possession of the Subleased Premises, and in order to protect each of Sublessor or Sublessee against a default by the other party which might cause a tenant default or tenant event of default under the Prime Lease, the parties agree as follows:

            (a) Provided Sublessee shall timely pay all Fixed Rent and additional rent when and as due under this

      Sublease, Sublessor shall pay, when and as due, all base rent, additional rent and other charges payable by Sublessor under the Prime Lease.

            (b) During the Term hereof, Sublessor shall perform and observe all affirmative and negative covenants of Sublessor, as Tenant under the Prime Lease, which (i) do not require, for their performance, possession of the Subleased Premises, and (ii) are not otherwise to be performed and observed hereunder by Sublessee on behalf of Sublessor. For example, Sublessor shall at all times keep in full force and effect all insurance required of Sublessor as Tenant under the Prime Lease.

            (c) To the extent applicable to the Subleased Premises, and accruing during the Term of this Sublease, Sublessee shall (i) perform all affirmative covenants and negative covenants (other than those relating to the payment of rent, additional rent and other charges) and (ii) and observe all negative covenants, of Sublessor, as Tenant under the Prime Lease. If practicable, Sublessee's performance of such affirmative covenants shall be performed at least five (5) days prior to the date when performance is required under the Prime Lease, provided that to do so does not materially increase Sublessee's costs. Sublessor shall have the right to enter the Subleased Premises to cure any default by Sublessee under this Section; provided, however, that Sublessor shall give reasonable prior notice of any such desired entry (except in an emergency or where prompt action is necessary in order to avoid a Tenant default under the Prime Lease), and that such cure shall be performed in a reasonable manner so as to avoid unnecessary interference with Sublessee's business operation.

            (d) Sublessor shall not agree to an amendment to the Prime Lease which might increase Sublessee's obligations or surrender Sublessee's rights hereunder or have a material adverse effect on Sublessee's occupancy of the Subleased Premises or its use of the Subleased Premises for their intended, permitted purpose.

            8. Quiet Enjoyment; Indemnities. (a) Sublessor covenants and agrees with Sublessee that upon Sublessee paying the annual rent and additional rent reserved in this Sublease and observing and performing all of the other obligations, terms, covenants and conditions of this Sublease on Sublessee's part to be observed and performed,

Sublessee may peaceably and quietly enjoy the Subleased Premises during the Term; provided, however, that this Sublease shall automatically terminate upon termination of the Prime Lease and Sublessee shall have no claim against Sublessor unless such termination was caused by the default of Sublessor in the performance of its obligations under the Prime Lease which have not been assumed by Sublessee hereunder.

            (b) Excepted from Sublessee's following covenants and agreements pursuant to this subparagraph (c) are (i) actions of Sublessor and Sublessor's directors, officers, employees, agents, contractors, sub-sublessees, licensees and invitees, (ii) actions of Landlord, (iii) any termination of the Prime Lease by Landlord or Sublessor in the event of "Casualty" (irrespective of whether Sublessee or any of Sublessee's employees, agents, sublessees, licensees, contractors or invitees caused the Casualty) or "Condemnation" (as such terms are hereinafter defined in paragraph 13). Sublessee covenants and agrees that Sublessee shall not do or suffer or permit anything to be done which would constitute a default under the Prime Lease or would cause the Prime Lease to be canceled, terminated or forfeited by virtue of any rights of cancelation, termination, or forfeiture reserved or vested in Landlord under the Prime Lease, and that Sublessee will indemnify and hold Sublessor harmless from, and protect and defend Sublessor against, all claims, liabilities, losses and damages of any kind whatsoever (including reasonable attorneys' fees and costs) excepting indirect, special, consequential and punitive damages, that Sublessor may incur by reason of, resulting from or arising out of (i) any such cancelation, termination or forfeiture caused by Sublessee, (ii) any failure of Sublessee to perform any of the covenants, agreements, terms or conditions contained in the Prime Lease that Sublessee (and not Sublessor) is obligated hereunder to perform, and (iii) Sublessee's (and any of Sublessee's sublessees' and licensees'), and their respective principals', officers', directors', employees', contractors' and invitees', manner of use or occupancy of the Subleased Premises.

            (c) Excepted from Sublessor's following covenants and agreements pursuant to this subparagraph (c) are (i) actions of Sublessee and Sublessee's directors, officers, employees, agents, contractors, sub-sublessees, licensees and invitees, (ii) actions of Landlord, (iii) any termination of the Prime Lease by Landlord or Sublessor in the event of "Casualty" (irrespective of whether Sublessor or any of Sublessor's employees, agents, sublessees, licensees, contractors or invitees caused the Casualty) or "Condemnation" (as such terms are hereinafter defined in paragraph 13) but if subparagraph 13(c) is applicable then only to the extent permitted by said subparagraph 13(c), or other termination of the Prime Lease by Sublessor pursuant to a right of termination contained therein (independent of Casualty or Condemnation), as referred to in and permitted by subparagraphs 13(b) and (c) hereof. Sublessor covenants and agrees that Sublessor shall not do or suffer or permit anything to be done which would constitute a default under the Prime Lease or would cause the Prime Lease to be canceled, terminated or forfeited by virtue of any rights of cancelation, termination, or forfeiture reserved or vested in Landlord under the Prime Lease, and that Sublessor will indemnify and hold Sublessee harmless from, and protect and defend Sublessee against, all claims, liabilities, losses and damages of any kind whatsoever (including reasonable attorneys' fees and costs) excepting indirect, special, consequential and punitive damages, that Sublessee may incur by reason of, resulting from, or arising out of (x) any such cancelation, termination or forfeiture, (y) any failure of Sublessor to perform any of the covenants, agreements, terms or conditions contained in the Prime Lease that Sublessor (and not Sublessee) is obligated hereunder to perform, and (z) Sublessor's (and any of Sublessor's sublessees' and licensees'), and their respective principals', officers', directors', employees', contractors' and invitees', manner of use or occupancy of the portion of the Prime Lease Premises not constituting the Subleased Premises.

            (d) The provisions of this Section 8 shall survive the expiration or sooner termination of this Sublease.

            9. Notices. (a) Any notice, approval, demand or request under this Sublease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided and delivered by registered or certified mail (return-receipt requested) which is deposited in a United States general or branch post office, or delivered by reputable commercial carrier (i.e., Federal Express). Any notice, demand or request by Sublessor to Sublessee shall be addressed to Sublessee at the Subleased Premises, Attention of _____, with a copy to Sublessee at _____, Attention of , until otherwise directed in writing by Sublessee. Any notice, demand or request by Sublessee to Sublessor shall be addressed to _____ [firm], _____ [department], _____ [address], Attention of _____ [title], with a copy sent simultaneously to _____ [firm], _____ [department], _____ [address], Attention of _____ [title], unless otherwise directed in writing by Sublessor. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

            (b) Either party, from time to time, may change the addresses and increase the number of persons to whose attention notices or copies of notices to such party shall be simultaneously sent.

            10. Assignment; Subletting. (a) Sublessee shall not (i) assign, transfer, pledge or otherwise encumber its interest in this Sublease, in whole or in part, (ii) sublet or permit or suffer the subletting of the Subleased Premises, or (iii) permit the Subleased Premises or any part thereof to be occupied or used by any "Person" (hereinafter defined) other than Sublessee [,in each case of (i), (ii) and (iii) without first obtaining the prior written consent of Sublessor (which may be given or withheld in Sublessor's sole discretion] and any required consent of Landlord. In the event Sublessee shall desire to assign this Sublease, or sublease all or any portion(s) of the Subleased Premises, to a Person which is not a Competitor, the provisions of subparagraph (b) below shall apply, and if Sublessor shall not exercise "Sublessor's Recapture Option" (as defined in said subparagraph (b)), Sublessor's consent to such desired assignment or sub-subletting by Sublessee shall not be unreasonably withheld, delayed or conditioned, except with respect to a "Competitor" (hereinafter defined), in which case (of a Competitor) Sublessor, in the exercise of its sole and arbitrary discretion, may withhold its consent. Notwithstanding the foregoing, Sublessee (to the extent same is permissible under the Prime Lease, or Landlord's consent thereto is obtained) may (x) assign this Sublease, or sub-sublease the Subleased Premises or any portions thereof, to an "Affiliate" (hereinafter defined), and (y) assign this Sublease to any corporation (which is not a Competitor) with which or into which Sublessee may be consolidated or merged, without the prior written consent of Sublessor, provided that Sublessee shall give Sublessor not less than 15 days' prior written notice of any such assignment or sublease. No assignment or sub-sublease shall serve to release Sublessee from any liability or obligation hereunder. Notwithstanding anything to the contrary contained herein, Sublessee shall not assign, transfer, sublet or permit the subletting of the Subleased Premises or permit or suffer the occupancy of the Subleased Premises or any part thereof to or by any Competitor. (The term "Competitor" as used herein shall mean any of Arthur Andersen & Co., Deloitte & Touche LLP, Ernst & Young LLP and KPMG LLP, or any of their Affiliates.) As used in this Sublease, the word "Person" shall mean an individual, partnership, trust, corporation, firm or other entity; and the word "Affiliate" (of any Person) shall mean any legal entity which directly or indirectly controls, is controlled by, or is under common control with, such Person (the word "control", as used in this definition, requiring at least a 51% ownership interest).

            (b) In the event that Sublessee shall desire to assign this Sublease or sub-sublet all or any portion of the Subleased Premises to any Person (other than an Affiliate or a Competitor, provisions as to which appear elsewhere herein), Sublessee shall first notify Sublessor of such desire (the "Offer Notice"), specifying therein the desired effective date (the "Desired Effective Date") of the assignment or sub-subletting, as the case may be, which Desired Effective Date shall not be sooner than 60 days after the giving of the Offer Notice, and, in the case of a proposed sub-subletting, specifying whether the sub-subletting is to be for all of the Subleased Premises or a portion thereof (in either case, the "Desired Sub-sublet Area"), and, in the case of a desired subletting of a portion of the Subleased Premises, the rentable square footage of such portion, which shall be identified on a floor plan annexed to the Offer Notice. Sublessor shall have the option ("Sublessor's Recapture Option"), to be exercised, if at all, by notice (the "Exercise Notice") given to Sublessee within 30 days of Sublessor's receipt of the Offer Notice, if the Offer Notice refers to either a desired assignment or a desired sub-subletting of all or substantially all (i.e., in excess of 90%) of the Subleased Premises, to terminate this Sublease effective as of the Desired Effective Date, in which case the term of this Sublease shall cease and expire on the Desired Effective Date with the same force and effect as if such Desired Effective Date were originally provided herein as the expiration date of the term hereof, or, if the Offer Notice refers to a desired sub-subletting of only a portion of the Subleased Premises, to terminate this Sublease with respect only to such portion of the Subleased Premises effective as of the Desired Effective Date, in which case the term of this Sublease with respect only to such portion of the Subleased Premises shall cease and expire on the Desired Effective Date with the same force and effect as if such Desired Effective Date were originally provided herein as the expiration date of the term hereof with respect to such portion of the Demised Premises). If Sublessor shall not give the Exercise Notice within such 30-day period, time being deemed of the essence, Sublessor's Recapture Option shall lapse, and Sublessee may proceed and attempt to find, as contemplated in the Offer Notice, a Person (not a Competitor) to which Sublessee will assign or sub-sublet the Desired Sub-sublet Area. If Sublessee shall find such a Person (not a Competitor) within one year of the Offer

Notice, Sublessee shall comply with the provisions of subparagraph (c) below. If Sublessee shall not find such a Person (not a Competitor) within one year of the Offer Notice, Sublessee shall be required to give a new Offer Notice to Sublessor in the event Sublessee shall still wish to assign or sub-sublet all or any portion of the Subleased Premises.

            (c) If Sublessee shall have obtained a proposed assignee or sub-sublessee within one year of its Offer Notice given pursuant to subparagraph
(b) above, Sublessee, within said one-year period, shall submit to Sublessor (i) a copy of the fully executed proposed assignment and assumption agreement or sub-sublease; (ii) a description of the nature and character of the business of the proposed assignee or sub-sublessee; (iii) such financial information concerning such assignee or sub-sublessee as it has obtained; and (iv) such other reasonably available information as Sublessor may request within 10 business days of receipt of the Offer Notice. Upon receipt of the foregoing information and instruments, which shall be in form and content reasonably satisfactory to Sublessor, Sublessor, as provided in subparagraph (a) above, shall not unreasonably withhold, delay or condition its consent to the desired assignment or sub-subletting, as the case may be.

            (d) Sublessor agrees that Sublessor shall not assign the Prime Lease or sublet all or any portion of the Prime Lease Premises (not constituting part of the Subleased Premises, hereinafter the "Sublessor Premises") to an "MCS Competitor", as such term is defined in subparagraph (e) below (but the foregoing shall not preclude Sublessor from assigning the Prime Lease or subletting all or any portion of the Sublessor Premises to an Affiliate of Sublessor. In the event that Sublessor shall desire to assign the Prime Lease or sublet all or any portion of Sublessor's Premises to any Person (other than an Affiliate or an MCS Competitor, provisions as to which appear elsewhere herein), Sublessor shall first notify Sublessee of such desire (the "Sublessor Offer Notice"), specifying therein the desired effective date (the "Sublessor Desired Effective Date") of the assignment or subletting, as the case may be, which Sublessor Desired Effective Date shall not be sooner than 60 days after the giving of the Sublessor Offer Notice, and, in the case of a proposed subletting, specifying whether the subletting is to be for all of the Prime Lease Premises or a portion thereof (in either case, the "Sublessor Desired Sublet Area"), and, in the case of a desired subletting of a portion of the Sublessor Premises, the rentable square footage of such portion, which shall be identified on a floor plan annexed to the Sublessor Offer Notice). Sub-lessee shall have the option ("Sublessee's Capture Option"), to be exercised, if at all, by notice (the "Sublessee Exercise Notice") given to Sublessor within 30 days of Sublessee's receipt of the Sublessor Offer Notice, if the Sublessor Offer Notice refers to a desired assignment, to require Sublessor (subject to obtaining any required consent of the Landlord) to assign the Prime Lease to Sublessee effective as of the Sublessor Desired Effective Date, or, if the Sublessor Offer Notice refers to a desired subletting of only a portion of Sublessor's Premises, to require Sublessor (subject to obtaining any required consent of the Landlord) to sublease such portion to Sublessee effective as of the Sublessor Desired Effective Date, upon the terms and conditions of this Sublease (made applicable thereto). If Sublessee shall not give the Sublessee Exercise Notice within such 30-day period, time being deemed of the essence, Sublessee's Capture Option shall lapse, and Sublessor may proceed and attempt to find, as contemplated in the Sublessor Offer Notice, a Person to which Sublessor will assign or sublet the Sublessor Desired Sublet Area. If Sublessor shall not find such a Person within one year of the Sublessor Offer Notice, Sublessor shall be required to give a new Offer Notice to Sublessee in the event Sublessor shall still wish to assign the Prime Lease or sublet all or any portion of the Subleased Premises.

            (e) The term "MCS Competitor" shall include [up to eight entities, whose names shall be provided by Sublessee and which shall not include any Affiliate of Sublessor].

            11. Landlord's Responsibilities. (a) Sublessee recognizes that Sublessor is not in a position to furnish the services set forth in the Prime Lease, obtain an agreement of nondisturbance, or to perform certain other obligations which are not within the control of Sublessor, such as, without limitation, maintenance, repairs and replacements to the Building and Subleased Premises, compliance with laws, and restoration of the Subleased Premises and Building after casualty or condemnation.

            (b) Sublessor hereby grants to Sublessee the right to receive all of the services and benefits with respect to the Subleased Premises which are to be provided by Landlord under the Prime Lease, including, without limitation, maintenance, repairs and replacements to the Building and Subleased Premises, compliance with laws, and restoration of the Subleased Premises and Building after casualty or condemnation. Sublessor shall have no duty to perform any obligations of Landlord which are, by their nature, the obligation of an owner or manager of real property. For example, Sublessor shall not be required to provide the services or repairs which the Landlord is required to provide under the Prime Lease. Sublessor shall have no responsibility for or be liable to Sublessee for any default, failure or delay on the part of Landlord in the performance or observance by Landlord of any of its obligations under the Prime Lease, nor shall such default by Landlord affect this Sublease or waive or defer the performance of any of Sublessee's obligations hereunder except to the extent that such default by Landlord excuses, affects, waives or defers performance by Sublessor, under the Prime Lease. Notwithstanding the foregoing, although the parties contemplate that Landlord will, in fact, perform its obligations under the Prime Lease, but, in the event of any default or failure of such performance by Landlord, Sublessor will, upon the specific written request of Sublessee, make demand upon Landlord to perform its obligations under the Prime Lease and, provided that Sublessee specifically agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees (collectively, "Costs"), of Sublessor (and, in the event the then Sublessee hereunder is other than the named Sublessee (or its Affiliate), provide Sublessor with security, reasonably requested and reasonably satisfactory to Sublessor, to pay such Costs), Sublessor will take appropriate legal action to enforce the Prime Lease (an "Enforcement Action"). Notwithstanding the foregoing, if Sublessor institutes an Enforcement Action to compel Landlord to perform its Prime Lease obligations with respect not only to the Subleased Premises but also with respect to the Sublessor's Premises, the Costs of such Enforcement Action shall be equitably apportioned so that, insofar as can be practically determined, each party shall bear its allocable share of such Costs.

            12. Waiver of Claims. As to the period from and after the Effective Date, each party hereto waives all claims against the other party, its agents and employees for damage to persons or property sustained by the waiving party or any other person resulting from damage to the Subleased Premises, its fixtures or any of the waiving party's personal property, or resulting directly or indirectly from any act or omission of the other party or any occupant or any other person, including other tenants, subtenants and their agents and servants. This Section 12 shall apply especially, but not exclusively, to damage caused by roof leakage, refrigerators, sprinkling devices, air conditioning apparatus, water, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures and shall apply whether any such damage results from the act or omission of Sublessor or of any other person, and whether such damage be caused or result from anything above mentioned or referred to, or be of a different nature. All property belonging to the waiving party or any occupant of the Subleased Premises shall be there at the risk of the waiving party or such other occupant only, and the other party shall not be liable for damage thereto or theft or misappropriation thereof. The waiving party (and any such occupant) shall look to any insurance coverage that it may have for recovery of any loss or damage to property that such waiving party or such occupant may sustain.

            13. Casualty and Condemnation; Other Termination. (a) In the event of damage by fire or other casualty ("Casualty") to, or condemnation ("Condemnation") of, all or any portion(s) of the Building or the Prime Lease Premises (irrespective of whether all or any portion(s) of the Subleased Premises are so damaged or taken in condemnation, the following provisions of this subparagraph (a) shall apply:

            (i) Sublessee shall have no right to terminate this Sublease by reason of the occurrence of a Casualty or a Condemnation. (In the event of a total Condemnation of the Subleased Premises, the Term of this Sublease shall automatically terminate on the vesting date.)

            (ii) If, pursuant to the provisions of the Prime Lease dealing with the occurrence of a Casualty or Condemnation, the Prime Lease is not terminated and continues in full force and effect, this Sublease (except as provided in clause (i) above) shall not be terminated but shall also continue in full force and effect, except that until the Subleased Premises are restored in accordance with such Prime Lease provisions, there shall be a proportionate abatement (effective as of the date of such casualty or condemnation) of Fixed Rent and additional rent (other than on account of utilities actually consumed by Sublessee) payable hereunder to the extent of the damaged portion of the Subleased Premises; provided, however, that such abatement shall in no event exceed the abatement granted to Sublessor under the Prime Lease for the Subleased Premises and, provided further, that no compensation or claim or reduction will be allowed or paid by Sublessor by reason of inconvenience, annoyance or injury to Sublessee's business arising from the necessity of effecting repairs to the Subleased Premises or any portion of the Building or Prime Lease Premises, whether such repairs are required by operation of the casualty or condemnation provisions of the Prime Lease or any other provision of the Prime Lease. In no event shall Sublessor be liable for any indirect, special, consequential or punitive damages. Notwithstanding the foregoing, Sublessee, to the extent permitted by the terms of the Prime Lease, shall be entitled to claim and receive its allocable share (allocated between the Subleased Premises and the other portions of the Prime Lease Premises) of any damages, compensation or other amounts that Sublessor is entitled under the Prime Lease to claim and receive, and Sublessor shall reasonably cooperate with Sublessee to enable Sublessee to claim and receive, its allocable share of any such damages, compensation or other amounts, and such cooperation shall include, without limitation, if requested by Sublessee, that Sublessor shall make and prosecute Sublessee's claim or include Sublessee's claim in Sublessor's claim, and Sublessee shall bear Sublessor's reasonable costs (including, without limitation, reasonable counsel fees) in connection with such cooperation requested by Sublessee, including, without limitation, if Sublessor makes its and Sublessee's claims together, Sublessee's allocable share (based on the amounts, reasonably claimed) of Sublessor's reasonable costs to make such claim.

            (iii) If, pursuant to the provisions of the Prime Lease dealing with the occurrence of a Casualty or Condemnation, the Prime Lease is sooner terminated in accordance with the provisions thereof (e.g., by reason of the actual occurrence of a Casualty or Condemnation, and the Landlord or Sublessor, as the lessee there under, shall exercise a right of termination afforded thereunder), the Term of this Sublease shall automatically terminate on the date of the termination of the Prime Lease. If it is Landlord or a condemning authority which has terminated the Prime Lease, Sublessor, on acquiring actual notice of such termination or notice of an impending termination, shall give Sublessee prompt notice thereof. If it is Sublessor which exercises its right of such termination, Sublessor, simultaneously with the giving of notice of such termination to Landlord, shall give notice thereof to Sublessee, enclosing therewith, a photocopy of Sublessor's termination notice to Landlord.

            (b) If the Prime Lease affords Sublessor, as Tenant thereunder, a right to terminate the Prime Lease

(independent of casualty or condemnation) conditioned on the payment by Tenant to Landlord of monies in the nature of a termination payment (hereinafter, a "Termination Payment"), Sublessor shall not exercise such right so as to terminate the Prime Lease during the Term of this Sublease unless Sublessor shall first have obtained Sublessee's prior written consent thereto, which consent may be withheld in Sublessee's sole and arbitrary discretion.

            (c) In the event of the occurrence of a Casualty or Condemnation which affords Sublessor a right under the Prime Lease to terminate the term of the Prime Lease by reason of such Casualty or Condemnation, the following provisions shall apply. Sublessor and Sublessee shall consult in an endeavor to agree as to whether Sublessor should exercise such right of termination. If, after such consultation, Sublessor and Sublessee are unable to reach agreement as to whether such right of termination should be exercised, then, if the Subleased Premises shall constitute more than 50% of the Prime Lease Premises, Sublessee shall have the right to make such decision as to termination (i.e., Sublessee may direct Sublessor to exercise such right of termination or Sublessee may direct Sublessor to refrain from exercising such right of termination, and Sublessor shall comply with such direction of Sublessee). If the Subleased Premises, at the time in question, constitutes 50% or less of the Prime Lease Premises, then Sublessor shall have the right to determine whether or not it will exercise such right of termination.

            [IF THE PRIME LEASE DOES NOT SPECIFICALLY AFFORD THE TENANT THEREUNDER ANY PARKING SPACES, DELETE THE FOLLOWING PARAGRAPH 14. IF THE PRIME LEASE SPECIFICALLY AFFORDS THE TENANT THEREUNDER PARKING SPACES WITHOUT CHARGE, THEN INSERT THE FOLLOWING PARAGRAPH 14, WITH SUBLESSEE BEING AFFORDED ITS PROPORTIONATE SHARE OF PARKING SPACES. IF A CHARGE IS MADE UNDER THE PRIME LEASE FOR PARKING SPACES, THEN MODIFY THE FOLLOWING PARAGRAPH 14 TO PROVIDE THAT SUBLESSEE WILL PAY, AS ADDITIONAL RENT, THE PARKING FEES FOR THE PARKING SPACES ALLOCABLE TO THE SUBLEASED PREMISES. IN ADDITION, MAKE SUCH OTHER MODIFICATIONS TO THE FOLLOWING PARAGRAPH 14 AS MAY BE REQUIRED BY SPECIFIC PROVISIONS OF THE PRIME LEASE APPLICABLE TO PARKING.]

            14. Parking. Sublessor shall, without charge to Sublessee, provide for the nonexclusive use of Sublessee's employees and invitees, _____ ([##]) spaces in the parking area. Sublessee shall have access to the parking area 24 hours a day, 7 days a week, to the extent however, that such access is permitted pursuant to the provisions of the Prime Lease.

            15. Alterations. (a) Sublessee may not make any structural alterations to the Subleased Premises. In addition, Sublessee may not make any nonstructural alterations to the Subleased Premises without first obtaining Sub-lessor's prior written consent thereto, which shall not be unreasonably withheld, delayed or conditioned (except that painting and decorating shall not require Sublessor's consent), and, if required by the Prime Lease, the prior written consent of Landlord; except that Sublessor hereby approves nonstructural alterations which do not exceed $100,000.00 to construct. (Sublessee's request for Landlord's required consent shall be transmitted by Sublessor to Landlord.) Any so consented-to nonstructural alteration(s) shall be made subject to, and in accordance with, the applicable provisions of the Prime Lease, and this Sublease.

            (b) In the event Sublessee shall desire to make any nonstructural alteration(s) to the Subleased Premises, Sublessee shall notify Sublessor thereof, specifying in Sublessee's notice the scope, location and such specifics of the desired nonstructural alteration(s) as necessary to enable Sublessor to formulate a judgment as to the effect such alteration(s) would have upon the Building and its systems, and Sublessor's use of, and operation within, that portion of the Prime Lease Premises not constituting the Subleased Premises (the "Retained Space"), except that, subject to approval of the Landlord if required by the Prime Lease, Sublessor approves the installation of information systems cabling, electrical distribution circuitry and finishes appurtenant thereto. Sublessor agrees not to unreasonably withhold, delay or condition Sublessor's consent to any desired nonstructural alteration(s) that Sublessee may wish to make in the Subleased Premises (one test of Sublessor's reasonableness, however, being whether the proposed alteration(s) will materially adversely affect Sublessor's use of the Retained Space).

            16. Signage. [THE PROVISIONS OF THIS PARAGRAPH SHALL BE ADAPTED TO REFLECT THE SIGNAGE PROVISIONS OF THE PRIME LEASE, THE INTENT BEING THAT SUBLESSEE SHALL BE AFFORDED, SUBJECT TO OBTAINING LANDLORD'S CONSENT THERETO IF REQUIRED UNDER THE PRIME LEASE, ITS PRO RATA SHARE OF ANY AND ALL DIRECTORY LISTINGS AND ANY BUILDING INTERIOR DIRECTIONAL SIGNAGE IN THE PUBLIC CORRIDORS OF THE FLOOR(S) ON WHICH THE SUBLEASED PREMISES ARE LOCATED GRANTED PURSUANT TO THE PRIME LEASE.] Subject to obtaining any required consent of Landlord, (i) Sublessor shall permit Sublessee to have directional wall signs (whose size, composition and content shall be subject to Sublessor's prior approval, which shall not be unreasonably withheld) to be installed in the corridor of the floor(s) on which the Subleased Premises are located, and (ii) Sublessor shall afford Sublessee its pro rata share (based on the ratio of the rentable square footage of the particular Subleased Premises to the rentable square footage of the applicable Prime Lease Premises of which such Subleased Premises forms a part) of the listings on, if any, the Directory Board of the Subleased Premises building afforded Sublessor pursuant to the applicable Prime Lease.

            17. No Consequential or Punitive Damages. Notwithstanding anything to the contrary contained herein, neither Sublessor nor Sublessee shall be liable to the other for any indirect, special, consequential or punitive damages arising out of any act or omission by either party in their respective capacities as Sublessor and Sublessee hereunder.

            18. Insurance. (a) Sublessee shall purchase, and, during the Term, maintain for the benefit of the Persons specified below (as their respective interests may appear), the following insurance, which shall be primary and noncontributory:

            (i) Commercial general liability insurance under a policy for the benefit of and naming Sublessor and Landlord (and Landlord's lender and property manager if identified in writing) as additional insureds, covering any liability for bodily injury, personal injury (including death) and property damage arising out of Sublessee's operations, its assumed liability under this Sublease (including contractual indemnities) and its use, manner of use and occupancy of the Premises, with limits of liability thereunder of not less than the amount of $5 million, combined single limit. Such insurance may be carried under a blanket policy covering the Subleased Premises and other locations of Sublessee if the required amount of coverage for the Subleased Premises is not affected as a result of a claim involving another location.

            (ii) Property insurance covering all trade fixtures, office equipment, merchandise and other items, including Sublessee's property, located within the Subleased Premises.

            (b) Property insurance policies shall be written on an "all risk" of physical loss or damage basis, for the full replacement cost of the covered items and in amounts that meet any coinsurance clause of the policies of insurance.

            (c) Sublessee shall include a waiver of Sublessee's insurer's rights of subrogation in each of its property insurance policies, and further agrees to such waivers and releases for the benefit of Sublessor and Landlord. Sublessor shall include, for the benefit of Sublessee, a waiver of Sublessor's insurer's rights of subrogation in each of its property insurance policies covering Sublessor's property at the Building, and further agrees to such waivers and releases, for the benefit of Sublessee.

            (d) Sublessee shall name Sublessor as an additional insured in Sublessee's commercial general liability insurance polices with respect to the Prime Lease Premises, and Sublessor shall name Sublessee as an additional insured in Sublessor's commercial general liability insurance polices with respect to the Prime Lease Premises.

            (e) Promptly after the date hereof and thereafter, at least 15 days before the effective date of renewal of any such policy, as applicable, Sublessee shall deliver to Sublessor, and Sublessor shall deliver to Sublessee, duplicate originals of the aforesaid policies, or a certificate evidencing such insurance. The policies or certificates, as the case may be, shall contain an endorsement that such insurance may not be canceled or modified except upon 30 days' prior notice to Sublessor.

            (f) Notwithstanding the foregoing, Sublessee (but only so long as Sublessee is the named Sublessee (or any affiliate or subsidiary insured under the named Sublessee's (or, if applicable, the named Sublessee's Parent's) self-insurance policy)) and the named Sublessor (or any affiliate or subsidiary insured under the named Sublessor's (or, if applicable, the named Sublessor's Parent's) self-insurance policy) may, upon notice to the other, elect to self-insure and be liable to cover any claims which would otherwise be payable hereunder by a third-party insurer.

            19. End of Term. On the expiration or sooner termination of the Term of this Sublease, Sublessee, if requested by Sublessor or required by the restoration terms of the Prime Lease which would be applicable to the Subleased Premises in the event of the expiration or sooner termination of the Prime Lease, shall restore the Subleased Premises to the condition existing on the Commencement Date of the Term hereof (or if not so requested by Sublessor, shall restore the Subleased Premises only insofar as installations and alterations were made by or on behalf of Sublessee (or any assignee or sub-sublessee of Sublessee), to the condition required by such restoration provisions of the Prime Lease) and otherwise comply with the surrender provisions of the Prime Lease to the extent applicable to the Subleased Premises.

            20. Nonliability. Sublessor and Sublessee agree that neither their respective directors, officers, employees, shareholders nor any of their respective agents shall have any personal obligation hereunder, and that Sublessor and Sublessee shall not seek to assert any claim or enforce any of their rights hereunder against such directors, officers, employees, shareholders or agents.

            21. Binding and Entire Agreement. This Sublease shall be binding on Sublessor and Sublessee and on their respective legal representatives, successors and permitted assigns. This Sublease may not be modified except by instrument in writing signed by both parties.

            22. Reference to Arbitration. If a dispute between Sublessor and Sublessee arises in connection with this Sublease, Sublessor and Sublessee shall resolve the same in the manner provided in and pursuant to the provisions of
Section 13.12(b) of the Rollup Agreement dated April __, 2002 (the "Rollup Agreement"), among "Local Firm", PricewaterhouseCoopers International Limited, PwC Consulting SCA, and "The Noncompete Parties" (as such terms are defined therein).

            23. Consent of Landlord. The Rollup Agreement, sets forth the agreement of the parties with respect to the obtaining of Landlord's consent to the within Sublease.


            IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Sublease as of the day and year first above written.


                                        [_____________________________],

                                         by
                                            ____________________________________
                                            Name:
                                            Title:


                                        [_____________________________],
                                         by
                                            ____________________________________
                                            Name:
                                            Title:

             SAMPLE PARAGRAPHS COVERING REAL ESTATE TAXES, OPERATING EXPENSES, AIR CONDITIONING, CONDENSER WATER CHARGE AND
                                  ELECTRICITY.

            [__]. Taxes. (a) Article _____ of the Prime Lease provides, in part, for the payment by Sublessor, as Tenant thereunder, of additional rent on account of increases in "Taxes".

            (b) As and when Landlord shall render Prime Lease bills to Sublessor on account of Tenant's Tax Payment due for a particular Tax Year, any part of which shall occur during the Term hereof (which Tenant's Tax Payment is, as stated in Section _____ of the Prime Lease, based upon the Landlord's Statement furnished prior to or after such Tax Year until such time as a new Landlord's Statement shall become effective), requiring Sublessor, as Tenant under the Prime Lease, to pay additional rent on account thereof in installments (with lump sum payment of any underpayment, all as provided in said Section _____) (the amount of additional rent so required to be paid by Sublessor for such particular Tax Year, pursuant to said Section _____, being hereinafter called the "Tax Escalation"), Sublessor shall promptly furnish to Sublessee true and complete photocopies of Landlord's Statement, and any revised Landlord's Statement, together with any accompanying real estate tax bill, revised real estate tax bill, or other material furnished therewith by Landlord. Sublessee shall pay to Sublessor as additional rent hereunder an amount equal to Sublessee's Pro Rata Share of the Tax Escalation for each such Tax Year (equitably apportioned on a per diem basis, however, in the case of the Tax Year in which the Term of this Sublease commences and in the case of the Tax Year in which the Term of this Sublease shall expire or be sooner terminated), payment of such amount to be made in like installments, or lump sum in the event of underpayment, as provided in said Section _____ of the Prime Lease, with respect to Tenant's Tax Payment.

            (c) If Sublessor shall receive from Landlord a refund or credit adjustment to subsequent Tenant's Tax Payments on account of any Tenant's Tax Payment additional rent paid by Sublessor for any Tax Year for which Sublessee has paid any additional rent pursuant to the provisions of this paragraph __, Sublessor shall promptly notify Sublessee thereof, and the refund or credit adjustment so received by Sublessor shall be equitably apportioned (on a per diem basis) and allocated to the periods for which the refund or credit so obtained applies, and if Sublessee has paid additional rent pursuant to this paragraph __ allocable to the period(s) to which the refund or credit applies, then appropriate refund or credit shall be made to or allowed

Sublessee (not later than 30 days after receipt of such refund or credit from Landlord). The foregoing obligation to make any refund or credit shall survive the expiration or sooner termination of this Sublease.

            [__]. Operating Expenses. (a) Article _____ of the Prime Lease provides, in part, for the payment by Sublessee as Tenant thereunder of additional rent, on a monthly basis, equal to Tenant's Proportionate Share of the amount by which the Operating Expense for a particular Escalation Year exceeds the Base Operating Factor.

            (b) Sublessee shall pay to Sublessor, as additional rent, an amount equal to Sublessee's Pro Rata Share of the additional rent that Sublessor is required to pay to Landlord pursuant to Section _____ of the Prime Lease as Tenant's Operating Payment for each Escalation Year, any portion of which shall occur during the Term of this Sublease (equitably apportioned on a per diem basis, in the event the Term hereof shall commence (or expire or sooner terminate) on other than the first day (or last day) of an Escalation Year), payment of such amount to be made in like installments, or lump sum in the event of underpayment, as provided in said Section _____ of the Prime Lease, with respect to Tenant's Operating Payment.

            (c) Pursuant to said Section _____ of the Prime Lease, Landlord "may" furnish Sublessor, with respect to each Escalation Year, with Landlord's estimate of Tenant's Operating Payment for such Escalation Year ("Landlord's Estimate"), and Sublessor, in its capacity as Tenant under the Prime Lease, is required to pay monthly additional rent during the Escalation Year in question equal to one-twelfth (1/12) of Landlord's Estimate. (Said Section _____ also permits Landlord to render revised estimates of Tenant's Operating Payment, which, when rendered, shall be deemed and be included in the term of art "Landlord's Estimate").

            (d) Sublessor shall furnish Sublessee with a copy of Landlord's Estimate after receipt thereof by Sublessor. Together therewith, Sublessor shall submit its statement to Sublessee setting forth the amount to be paid by Sublessee for the Escalation Year in question based upon Landlord's Estimate. The amount shown due for such Escalation Year, as set forth in Sublessor's statement, shall be paid by Sublessee to Sublessor as additional rent in twelve
(12) monthly installments on the first day of each calendar month during the Lease Year in question (subject to equitable apportionment in accordance with subparagraph (b) above, in the event any calendar month of such Escalation Year does not entirely fall within the Term of this

Sublease). If Landlord shall revise Landlord's Estimate, then Sublessor may notify Sublessee of such revision, enclosing a copy thereof, and the remaining monthly installments to be paid by Sublessee shall be appropriately adjusted in accordance therewith. After the end of each Lease Year and receipt by Sublessor of Landlord's Statement of the actual Operating Expenses for such Escalation Year, prepared by Landlord (as provided in said Section _____ of the Prime Lease), Sublessor shall furnish a photocopy thereof to Sublessee together with Sublessor's statement setting forth whether Sublessee has paid more or less than the amount shown due in Sublessor's statement (based upon Landlord's Statement) and Sublessee shall remit any deficiency to Sublessor or receive a repayment (or, at Sublessor's election, a rent credit against fixed rent and additional rent next becoming due) from Sublessor, and only to the extent that Sublessor receives a corresponding refund or credit from Landlord), as the case may be, within 30 days after the date of Sublessor's receipt of such corresponding refund or credit from Landlord. The foregoing obligation to make any refund or credit shall survive the expiration or sooner termination of this Sublease.

            [__]. Air Conditioning; Condenser Water Charge. (a) Air conditioning to the Subleased Premises is and shall be provided by Sublessor throughout the Term hereof (via supplemental air conditioning units installed by Sublessor) on a 24-hours-per-day, seven-days-per-week basis.

            (b) Pursuant to paragraph _____ of the HVAC Agreement dated _____, forming part of the Prime Lease, Sublessor, as Tenant thereunder, is required to pay a Condenser Water Charge, at an annual rate specified therein (which is subject to adjustment, as therein provided) and which is payable in equal monthly installments on the first day of each calendar month occurring during the Lease Term. Sublessee shall pay to Sublessor, as additional rent hereunder, Sublessee's Pro Rata Share of the Condenser Water Charge to Sublessor, such payment by Sublessee to be made in equal monthly installments for each calendar month occurring, or any part of which occurs, during the Term hereof (with equitable proration made for any partial calendar month occurring during the Term hereof). (Sublessor has advised Sublessee that, currently, Sublessee's Pro Rata Share of the Condenser Water Charge for condenser water usage supplied to the Subleased Premises is $_____ per annum ($_____ per month), representing condenser water usage at a rate of $_____ per ton per annum for _____ tons of supplemental air conditioning equipment.)

            (c) If Sublessor shall receive from Landlord a refund or credit adjustment to subsequent Condenser Water Charges on account of any Condenser Water Charge additional rent paid by Sublessor for any period which Sublessee has paid any additional rent pursuant to the provisions of this paragraph _____, Sublessor shall notify Sublessee thereof, and the refund or credit adjustment so received by Sublessor shall be equitably apportioned (on a per diem basis) and allocated to the periods for which the refund or credit so obtained applies, and if Sublessee has paid additional rent pursuant to this paragraph _____ allocable to the period(s) to which the refund or credit applies, then appropriate refund or credit shall be made to or allowed Sublessee, not later than 30 days after receipt of such refund or credit from Landlord. The foregoing obligation to make any refund or credit shall survive the expiration or sooner termination of this Sublease.

            [__]. Electricity. (a) Article _____ of the Prime Lease provides, among other things, for Sublessor, as Tenant thereunder, to obtain (subject to the limitations of Article _____) and pay for its entire separate supply of electric current by direct application to and arrangement with the public utility company servicing the Building, as well as for the Tenant, pursuant to Section _____ thereof, to pay Landlord's charges for the furnishing and installing of lighting, tubes, lamps, starters, bulbs and ballasts (collectively, "Lighting Equipment"), as may be required in the Prime Lease Premises.

            (b) In view of the necessity (as provided in paragraph _____ hereof) to provide air conditioning to the Subleased Premises on a 24-hours-per-day, seven-days-per-week basis, the parties have agreed that Sublessee (in lieu of paying Sublessee's Pro Rata Share of Sublessor's costs of electricity) shall pay to Sublessor, as additional rent hereunder, the sum of $_____ per month (the "Monthly Basic Electric Charge") on account of Sublessor's costs of supplying such air conditioning and electricity to the Subleased Premises, which shall be paid on the first day of each calendar month occurring during the Term hereof, with equitable proration being made in the event the Term hereof shall commence (or sooner terminate) on other than the first day (or last day) of a calendar month, and which Monthly Basic Electric Charge shall be subject to adjustment as hereinafter provided. In the event the utility company from which Sublessor purchases electricity shall, at any time during the Term hereof, increase the rates (including any taxes forming a part thereof) that it charges Sublessor for electricity furnished to the Prime Lease Premises, or if Sublessee shall materially increase (or materially decrease)
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                                                                              27


its electrical consumption within the Subleased Premises (by adding or removing equipment or other electric-consuming machinery or property, or otherwise), then the Monthly Basic Electric Charge shall be appropriately increased (or decreased) to reflect any such increase in rates (including taxes) and any such material increase (or material decrease) in Sublessee's electrical consumption. Sublessee shall promptly notify Sublessor when Sublessee adds (or removes) material electric-consuming equipment or other machinery or property to (or from) the Subleased Premises. Sublessor shall notify Sublessee of any increase in the Monthly Basic Electric Charge by reason of rate increases (including taxes) charged by the utility company, or material increases (or decreases) in Sublessee's electrical consumption, which increased (or decreased) Monthly Basic Electric Charge, as set forth in Sublessor's notice, shall be effective and paid by Sublessee (retroactively, if necessary) as of the date of such rate increases (including taxes) or date of such increased (or decreased) material electrical consumption by Sublessee. Sublessee, however, shall have the right to contest any increase (or decrease) in the Monthly Basic Electric Charge, and the parties, in good faith, shall reasonably resolve any such contest, with, if applicable, appropriate refund promptly made to Sublessee on the resolution of such contest. Notwithstanding the foregoing, the parties acknowledge that the initial Monthly Basic Electric Charge of $_____ was computed by dividing by 12 the $_____ actual utility company costs (including any and all sales taxes and other charges of the utility company applicable thereto, hereinafter "Actual Utility Company Costs") incurred by Sublessor for the calendar year _____ for supplying air conditioning and electricity to the space which now comprises the Subleased Premises. Within 120 days after the expiration of each calendar year, any part of which shall occur during the Term hereof, Sublessor shall compute its Actual Utility Company Costs of supplying air conditioning and electricity to the Subleased Premises during such portion, or all, as the case may be, of the prior calendar year, as shall occur during the Term hereof, and if such Actual Utility Company Costs:

            (i) shall exceed the aggregate Monthly Basic Electric Charge sums payable, and paid, by Sublessee for such prior calendar year, Sublessee shall pay the difference, as additional rent hereunder, within 30 days after receipt of Sublessor's bill therefor, and, commencing on the first day of the calendar month next succeeding the calendar month in which said bill was rendered to Sublessee (or if such bill is rendered less than 15 days prior to such first day, then commencing on the first day of the second calendar month next succeeding the calendar month in which said bill was rendered), the Monthly Basic Electric Charge payable by Sublessee shall be automatically increased to an amount equal to the quotient obtained by dividing the Actual Utility Company Costs for such prior calendar year (as stated in Sublessor's bill, and equitably adjusted to avoid distortion in the event only a portion of the prior calendar year occurred during the Term hereof) by 12, which increased amount shall be stated in Sublessor's bill, and which shall be subject to future adjustment in accordance with the provisions of this subparagraph (b), or

            (ii) shall be less than the aggregate Monthly Basic Electric Charge sums payable, and paid, by Sublessee for such prior calendar year, Sublessor shall, promptly after such computation, furnish a statement to Sublessee showing the computation thereof and, together with such statement, either remit the difference to Sublessee or afford Sublessee a credit in the amount of the difference against fixed rent and additional rent next becoming due hereunder. Commencing on the first day of the calendar month next succeeding the calendar month in which Sublessor furnished said statement to Sublessee, the Monthly Basic Electric Charge payable by Sublessee shall be automatically decreased to an amount equal to the quotient obtained by dividing the Actual Utility Company Costs for such prior calendar year (as stated in Sublessor's statement, and equitably adjusted to avoid distortion in the event only a portion of the prior calendar year occurred during the Term hereof) by 12, which decreased amount shall be stated in Sublessor's bill, and which shall be subject to future adjustment in accordance with the provisions of this subparagraph (b).

Sublessor, at Sublessee's request, shall furnish Sublessee with appropriate backup documentation (e.g., utility company bills) showing Sublessor's computation of the Actual Utility Company Costs for the prior calendar year or portion thereof in question.

            (c) Sublessee shall also pay to Sublessor, as additional rent hereunder, amount(s) billed by Landlord to Sublessor on account of Lighting Equipment furnished and installed by Landlord in the Subleased Premises during the Term of this Sublease. Such additional rent shall be paid within 30 days after Sublessor has rendered its bill(s) therefor to Sublessee, which bill(s) shall be accompanied by photocopies of the underlying bill(s) of Landlord.

            (d) If Sublessor shall receive from Landlord a refund or credit adjustment to subsequent charges on account of any charge for electricity additional rent paid by Sublessor for any period which Sublessee has paid any additional rent pursuant to the provisions of this paragraph, Sublessor shall notify Sublessee thereof, and the refund or credit adjustment so received by Sublessor shall be equitably apportioned (on a per diem basis) and allocated to the periods for which the refund or credit so obtained applies, and if Sublessee has paid additional rent pursuant to this paragraph allocable to the period(s) to which the refund or credit applies, then appropriate refund or credit shall be made to or allowed Sublessee, not later than 30 days after receipt of such refund or credit from Landlord. The foregoing obligation to make any refund or credit shall survive the expiration or sooner termination of this Sublease.